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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported)     September 29, 2000
                                                 -------------------------------


                             IMMERSION CORPORATION
                             ---------------------
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                       000-27969                             94-3180138
-------------------------------     -----------------------         --------------------------------
(State or Other Jurisdiction of     (Commission File Number)        (IRS Employer Identification No.)
        Incorporation)

  801 Fox Lane, San Jose, California                             95131
----------------------------------------                       ---------
(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code:  (408) 467-1900
                                                    ---------------------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On September 29, 2000, Immersion Corporation ("Immersion") acquired HT Medical Systems, Inc. ("HT"), through the merger (the "Merger") of Immersion's wholly owned subsidiary, HT Merger, Inc. ("Merger Sub"), with and into HT, pursuant to an Agreement and Plan of Reorganization, dated as of July 31, 2000 (the "Merger Agreement"), among Immersion, Merger Sub, HT and Greg Merril, as the representative of HT's stockholders (the "Representative").

        In the Merger, the HT stock outstanding immediately prior to the Merger was converted into the right to receive 0.5176 of a share of Immersion common stock for each share of HT common stock or preferred stock held immediately prior to the Merger, plus cash in lieu of fractional shares, and HT became a wholly owned subsidiary of Immersion. HT common stock and preferred stock outstanding immediately before the Merger was converted into the right to receive approximately 1,335,200 shares of Immersion common stock, of which approximately 10% was placed in escrow to secure the indemnification obligations of HT and its stockholders. Immersion has also assumed all options and warrants to purchase HT's common stock and preferred stock outstanding at the Merger and HT's obligations to issue stock under a convertible note. As a result, Immersion may issue up to an additional 663,000 shares of common stock on exercise or conversion of the options, warrants and convertible note.

        The Merger Agreement provides that Immersion will be indemnified for certain losses that may arise from the breach or inaccuracy of any of HT's representations, warranties and covenants in the Merger Agreement. To secure HT's indemnification obligations and to facilitate the ability of Immersion to recover amounts to which it is entitled under the Merger Agreement, Immersion, HT and the Representative entered into an Escrow Agreement, dated as of September 29, 2000, with U.S. Trust Company, National Association, as escrow agent. The escrow fund consists of approximately 133,500 of the shares of Immersion common stock issued in the Merger. Subject to the satisfaction of any claims asserted by Immersion, all of the remaining escrowed shares will be distributed to the Representative, on behalf of the stockholders, on the earlier of the date of Immersion's first issuance of audited financial statements after the Merger or March 31, 2001. Holders of approximately 91% of HT's common stock and preferred stock outstanding immediately before the Merger executed an Indemnification and Joinder Agreement, in which they agreed to be bound by the terms of the Merger Agreement and confirmed their appointment of the Representative.

        Immersion registered the shares of its common stock issued in the Merger in a Registration Statement on Form S-4 (File No. 333-45254), which was declared effective on September 13, 2000.



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        Separate and apart from the Merger, on the date of the Merger, Immersion also granted options to purchase up to approximately 511,000 shares of Immersion common stock to certain of HT's employees. The options granted become exercisable over a four year period of continuous employment with HT.

        The foregoing descriptions of the Merger Agreement, the Escrow Agreement and the Indemnification and Joinder Agreement are qualified in their entirety by reference to the full text of those agreements which are included as Exhibits to this Report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

HT Consolidated Balance Sheets at May 31, 2000 and 1999(1)
HT Consolidated Statements of Operations for the Years Ended May 31,
2000 and 1999(1)
HT Consolidated Statements of Stockholders' Deficit for the Years Ended May 31, 2000 and 1999(1)
HT Consolidated Statements of Cash Flows for the Years Ended May 31,
2000 and 1999(1)
Notes to HT Consolidated Financial Statements(1)

        (b) PRO FORMA FINANCIAL INFORMATION.

Selected Unaudited Pro Forma Combined Financial Statement Data for the Six Months Ended June 30, 2000 and for the Years Ended December 31, 1999 and 1998(2)



----------

       (1) Included on Pages F32 to F49 of the Prospectus included in Immersion's Registration Statement on Form S-4 (Reg. No. 333-45254) (the "S-4 Registration Statement") and incorporated herein by reference.

       (2) Included on Pages 29 to 30 of the Prospectus included in the S-4 Registration Statement and incorporated by reference herein.




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(c)     EXHIBITS.


       EXHIBIT NO.                          DESCRIPTION
          2.1          Agreement and Plan of Reorganization dated as of July 31,
                       2000, among Immersion Corporation, HT Medical Systems,
                       Inc., HT Merger, Inc. and Greg Merril(3)

          2.2          Indemnification and Joinder Agreement dated as of July
                       31, 2000, among Immersion Corporation, Greg Merril, individually and as Representative, and other stockholders of HT Medical Systems, Inc.(3)

          2.3          Escrow Agreement dated as of September 29, 2000, among
                       Immersion Corporation, HT Medical Systems, Inc., Greg
                       Merril as the Representative and U.S. Trust Company,
                       National Association(3)

          2.4          Immersion Corporation 2000 HT Non-Officer Nonstatutory
                       Stock Option Plan

         99.1          Press Release issued by Immersion on October 2, 2000

---------

       (3) Filed as an Exhibit to the S-4 Registration Statement and incorporated herein by reference.



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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 13, 2000



                                             Immersion Corporation

                                             By  /s/ Victor Viegas
                                                 -----------------------------
                                                 Victor Viegas
                                                 Chief Financial Officer and
                                                 Vice President, Finance



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                                  EXHIBIT INDEX



EXHIBIT NO.                               DESCRIPTION
    2.4           Immersion Corporation 2000 HT Non-Officer Nonstatutory
                  Stock Option Plan

   99.1           Press Release issued by Immersion on October 2, 2000




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